

Project SKYLINE | June 20, 2009

Discussion Materials for the Special Committee of the Board of Directors

Confidential

HOULIHAN LOKEY

www.HL.com U.S. 800.788.5300 Europe +44.20.7839.3355 China +86.10.8588.2300 Hong Kong +852.3551.2300 Japan +81.3.4577.6000

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Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided for the information of the Special Committee of the Board of Directors (the "Committee") of Pomeroy IT Solutions Inc. (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and neither the Committee, the Company nor Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee.

The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent. Notwithstanding anything to the contrary set forth herein, Houlihan Lokey imposes no restrictions on the disclosure by the Company (including any of its employees, representatives or agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Houlihan Lokey to the Company; provided, however, that (a) any such information and materials shall be kept confidential to the extent necessary to comply with any applicable securities laws, and (b) the foregoing does not constitute an authorization to disclose (i) the name of, or other information that would identify, any party to any transaction, or (ii) confidential commercial, financial or structural information regarding any transaction, except to the extent relating to such tax treatment or tax structure. If the Company plans to disclose information or materials pursuant to the preceding sentence the Company shall inform those to whom it discloses any such information or materials that they may not rely upon such information or materials for any purpose without Houlihan Lokey's prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Any statement contained in the materials as to tax matters was neither written nor intended by Houlihan Lokey or any of its affiliates to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax penalties that may be imposed on such taxpayer. If any person uses or refers to any such tax statement in promoting, marketing or recommending a partnership or other entity, investment plan or arrangement to any taxpayer, then such statement is being delivered to support the promotion or marketing of the transaction or matter addressed and such person should seek advice based on its particular circumstances from an independent tax advisor.

The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion that is delivered to the Committee.

Disclaimer

The preparation of the materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, Houlihan Lokey did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, the analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company and other participants in the Transaction that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based.

Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon representations made by management of the Company, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to Houlihan Lokey, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents.

The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. In the ordinary course of business, certain of Houlihan Lokey's affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, one or more parties that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

Table of Contents

Transaction Background

Summary of Process – Parties Contacted [1]


Buyer Universe
Strategic
16
Financial
13


20
16
12
8
4
0
19
6
NDAs Executed
Recent Mgmt. Pres.

**As directed and approved by the Special Committee of the Board of Directors of the Company.*

Summary of Selected Transaction Terms[1]

- Parties to the Transaction
  - David B. Pomeroy, II
  - Pomeroy IT Solutions Inc.
- Form of Transaction
  - Merger
- Form of Consideration
  - Cash Only
- Approvals
  - Board and Shareholders of SKYLINE
- Per Share Transaction Consideration: $6.00
- Minimum required combined cash, investments and customer accounts receivable.
- Financing:
  - No financing contingency
  - Buyer has obtained a commitment letter from GE Commercial Distribution Finance
- Options and Restricted Stock Treatment
  - Accelerated in exchange for lump sum cash payment (for those options "in the money")

[1] This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction.
Source: Merger Agreement dated May 19, 2009, as amended as amended by the Second Amendment to Agreement and Plan of Merger dated June 17, 2009.

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

	Security	Shares Outstanding[1]	Per Share Transaction Consideration	
	Common Stock	9.9	$6.00	
Implied Values				
Implied Common Equity				**$59.5**
Adjustments:				
Cash[2]				($33.7)
Other Liabilities[4]				10.5
Implied Enterprise Value				**36.2**
Implied Transaction Multiples				
EBITDA				
CY2008				18.7x
EBIT				
CY2008				NEG
CY2009E[3]				11.6x
PE Multiple				
CY2008				NEG
CY2009E[3]				18.0x

[1] Based on 9.32 million outstanding shares; 0.46 million restricted shares; 0.1 million options (calculated per treasury method); per management as of June 12, 2009
[2] Preliminary Balance sheet per management as of April 5, 2009
[3] Financial projections per management as of May 8, 2009
[4] Tax liabilities, cash charge for cochost, other liabilities
[5] David Pomeroy filed Schedule 13D on February 19, 2009 disclosing a non-binding offer to acquire all Company shares for $4.50 per share.
[6] 8-K filed May 20, 2009 announcing entry into a agreement and plan of merger with David B. Pomeroy for $5.02 per share
[7] Source: Bloomberg

Implied Premiums to Historical Stock Trading Prices [5][6][7]

Trading Period As of 02/19/2009 Date Prior to 13D Filing[5]	Average Closing Stock Price[7]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1 Day	$3.41	76.0%
10 Day	$3.41	76.0%
1 Month	$3.24	85.5%
3 Month	$3.28	82.9%
6 Month	$3.60	66.5%

Trading Period As of 05/19/2009 Date Prior to 8-K Filing[6]	Average Closing Stock Price[7]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1 Day	$3.86	55.4%
10 Day	$3.65	64.2%
1 Month	$3.55	68.8%
3 Month	$3.59	67.2%
6 Month	$3.43	75.0%

Trading Period As of 06/19/2009	Average Closing Stock Price[7]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
1 Day	$5.05	18.8%
10 Day	$5.03	19.2%
1 Month	$4.99	20.1%
3 Month	$4.09	46.7%
6 Month	$3.82	57.0%

Stock Trading History

Common Stock Price & Volume History

	Trading Range[1] Low	High	Average	% Premium
1 Day	$3.61	$4.20	$3.86	55.4%
1 Month	$3.31	$3.87	$3.55	68.8%
3 Month	$3.23	$4.11	$3.59	67.2%
6 Month	$2.80	$4.11	$3.43	75.0%



Avg. Daily Volume
Closing Stock Price
($USD)
200,000
150,000
100,000
50,000
0
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Proposed Offer Price: $6.00
5/20 - Announced entry into a definitive merger agreement to be acquired by David B. Pomeroy, II for $5.02 per share
Avg. Volume: 28,807
6/16/2008
8/7/2008
9/30/2008
11/20/2008
1/15/2009
3/11/2009
5/4/2009
6/19/2009
Daily Volume
Close Stock Price $USD

Source: Bloomberg

[1] Represents trading range prior to 8-K filed May 20, 2009, announcing entry into a agreement and plan of merger with David B. Pomeroy for $5.02 per share



Financial Analyses

Financial Analyses Summary

Implied Per Share Equity Value Reference Range



$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
SKYLINE Common Stock Price 6/19/09: $5.05
Proposed Offer Price: $6.00 per share offer
Mean
Median
$3.71
$3.03
$3.02
$2.77
NEG
$4.54
$4.39
$4.25
$3.29
NEG
$4.01
$3.67
$3.22
$2.67
$3.71
$3.60
$3.62
$3.32
NEG
$4.86
$4.42
$4.41
$3.80
NEG
$4.34
$3.42
$3.42
$2.52
$4.66
$4.28
$4.01
2008 Adj. EBITDA
2008 Adj. EBIT
2009E Adj. EBIT
2008 Adj. EPS
2009E Adj. EPS
LTM Adj. EBITDA
LTM Adj. EBIT
NTM Adj. EBIT
LTM Adj. Net Income
NTM Adj. Net Income
GG
Selected Companies Analysis
Selected Transactions Analysis
DCF Analysis

	2008 Adj. EBITDA	2008 Adj. EBIT	2009E Adj. EBIT	2008 Adj. EPS	2009E Adj. EPS	LTM Adj. EBITDA	LTM Adj. EBIT	NTM Adj. EBIT	LTM Adj. Net Income	NTM Adj. Net Income	GG (DCF Analysis)
Selected High	7.0x	7.0x	7.0x	11.0x	12.0x	7.0x	8.0x	8.0x	15.0x	13.0x	GG Model
Mean	3.5x	4.7x	6.1x	9.7x	11.0x	6.5x	7.1x	6.6x	13.4x	10.2x	1.0% - 3.0% Perpetual Growth
Median	3.5x	4.8x	6.5x	10.6x	9.6x	6.4x	6.7x	6.6x	11.3x	10.2x	Free Cash Flow Terminal Year
Selected Low	2.2x	3.4x	3.0x	4.8x	8.0x	5.0x	5.2x	4.6x	8.6x	7.6x	Discount Rate:
Statistic [3]	$1.9	($2.9)	$3.1	($0.52)	$0.33	$1.9	($2.9)	$3.1	($0.52)	$0.33	17%-21%
Mult. [4]	18.7x	NEG	11.6x	NEG	18.0x	18.7x	NEG	11.6x	NEG	18.0x	

(1) Based on 9.32 million outstanding shares; 0.46 million restricted shares; 0.1 million options (calculated per treasury method); per management as of June 12, 2009; Net debt of ($23.2) million per preliminary balance sheet of April 5, 2009.
(2) SKYLINE estimates based on SKYLINE management; comparable company estimates based on First Call Estimates.
(3) Based on SKYLINE 10-K for the period ending January 5, 2009, 10-Q filings for the periods ending 4/5/2009, 10/5/2008, 7/5/2008; Management estimates for 2009 financial data. EPS excludes impairment charges.
(4) Represents the implied multiple at proposed offer price of $6.00 per share.
- No particular weight was attributed to any analysis.
- Adj. denotes Adjusted, to exclude expenses associated with equity impairment and non-recurring items.

Selected Companies Analysis[1]

(dollars in millions, except per share values)

	Share Price[2]	Equity Market Value[2,4]	Enterprise Value[2,4]	Growth CY 07-08[3]	Growth CY 08-09[3]	Enterprise Value[2,4]/ EBIT CY 08[3]	Enterprise Value[2,4]/ EBIT CY 09[3]	Enterprise Value[2,4]/ EBITDA CY 08[3]	Price/ Earnings[3] CY 08[3]	Price/ Earnings[3] CY 09[3]
Product Resellers										
Agilysys Inc.	$5.08	$117.2	$190.7	10.6%	(10.9%)	NEG	NEG	NM	NM	NEG
Datatec Ltd.	$2.12	$369.6	$455.9	8.6%	(11.0%)	3.4x	3.0x	3.0x	4.8x	9.6x
PC Connection, Inc.	$5.24	$140.7	$77.0	(1.8%)	(19.0%)	4.0x	7.7x	2.2x	13.6x	NM
PC Mall Inc.	$7.37	$99.6	$116.2	9.3%	(16.7%)	5.9x	8.3x	3.9x	10.6x	15.4x
Insight Enterprises Inc.	$9.24	$437.2	$695.8	0.7%	(10.2%)	5.6x	5.3x	4.7x	NEG	8.0x
High		$437.2	($0.1)	10.6%	(10.2%)	5.9x	8.3x	4.7x	13.6x	15.4x
Low		$99.6	($0.2)	(1.8%)	(19.0%)	3.4x	3.0x	2.2x	4.8x	8.0x
Mean		$232.9	($0.1)	5.5%	(13.6%)	4.7x	6.1x	3.5x	9.7x	11.0x
Median		$140.7	($0.1)	8.6%	(11.0%)	4.8x	6.5x	3.5x	10.6x	9.6x

Footnotes:

(1) No company used in this analysis for comparative purposes is identical to SKYLINE.

(2) Based on closing prices as of June 19, 2009 and reported fully diluted shares. Balance sheet based on most recent public filings.

(3) CY - denotes Calendar Year. Multiples based on forward looking financial information may have been calendarized.

(4) Enterprise Value, which equals equity market value + debt outstanding + preferred stock - cash and cash equivalents.

EBITDA - denotes Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.

EBIT - denotes Earnings Before Interest and Taxes, adjusted for certain non-recurring items.

NM - Denotes Not Meaningful.

NEG - Denotes Negative.

Sources: Public SEC filings for historical periods; First Call Estimates for projected 2009 financial data.

Selected Transactions Analysis[1]

($ in millions) Date Announced	Acquiror	Target	Transaction Value [2]	Transaction Value [2]/ EBITDA LTM [3]	Transaction Value [2]/ EBIT LTM [3]	Transaction Value [2]/ EBIT NTM [4]	Offer Value [5]/ Net Income LTM [3]	Offer Value [5]/ Net Income NTM [4]	Implied Premium 1 Day	Implied Premium 3 Month
8/27/2008	Ricoh	IKON	$2,216.7	7.9x	8.2x	7.5x	16.6x	15.9x	10.9%	34.0%
7/31/2008	Zebra Acquisition	Zones	$114.1	5.6x	6.2x	7.6x	11.3x	12.9x	43.2%	14.6%
5/12/2008	HP	EDS	$13,440.0	5.1x	12.0x	9.8x	20.5x	14.5x	3.6%	40.8%
1/24/2008	Insight	Calence	$125.0	7.7x	8.2x	NA	NA	NA	NA	NA
8/17/2007	PC Mall	Sarcom	$47.5	5.4x	5.9x	5.7x	NA	NA	NA	NA
7/9/2007	Court Square Capital	CompuCom	$628.0	7.0x	7.4x	NA	NA	NA	NA	NA
5/29/2007 *	Madison Dearborn Partners	CDW	$6,800.7	14.3x	15.3x	12.9x	24.6x	21.8x	16.1%	30.0%
5/25/2007	Agilysys	Innovativ	$100.0	5.0x	5.2x	4.6x	NA	NA	NA	NA
4/2/2007	Agilysys	Stack	$28.0	6.4x	6.7x	NA	NA	NA	NA	NA
3/20/2007	Cerberus/ Management	Affiliated Computer Services	$8,104.6	8.5x	12.9x	11.9x	NA	NA	15.5%	17.8%
2/27/2007	Synnex	Insight - PC Wholesale	$30.0	NA	NA	NA	NA	NA	NA	NA
2/7/2007	Carlor	Keane	$829.3	8.5x	12.6x	10.4x	19.0x	17.1x	19.2%	18.5%
1/2/2007	Arrow	Agilysis-Keylink	$485.0	7.4x	8.1x	7.6x	NA	NA	NA	NA
11/10/2006	Thoma Cressy Bravo	Sirius Computer	$325.0	7.4x	9.1x	8.3x	8.6x	7.6x	NA	NA
11/6/2006	Avnet	GE Access Distribution	$412.5	6.0x	6.7x	6.3x	NA	NA	NA	NA
9/18/2006	CDW	Berbee	$178.6	8.1x	8.6x	6.6x	20.2x	NA	NA	NA
		ALL DEALS	High	14.3x	12.9x	12.9x	24.6x	21.8x	43.2%	40.8%
		ALL DEALS	Mean [3]	6.9x	8.4x	7.8x	16.0x	13.6x	18.1%	25.9%
		ALL DEALS	Median [4]	7.2x	8.2x	7.6x	17.8x	14.5x	15.8%	24.2%
		ALL DEALS	Low	5.0x	5.2x	4.6x	8.6x	7.6x	3.6%	14.6%
		DEALS < $400 MM	High	8.1x	9.1x	8.3x	20.2x	12.9x		
		DEALS < $400 MM	Mean	6.5x	7.1x	6.6x	13.4x	10.2x		
		DEALS < $400 MM	Median	6.4x	6.7x	6.6x	11.3x	10.2x		
		DEALS < $400 MM	Low	5.0x	5.2x	4.6x	8.6x	7.6x		

[1] No transaction used in this analysis for comparative purposes is identical to the Transaction.
[2] Transaction Value refers to the implied enterprise value of the target company, based on the announced transaction equity price and other public information available at the time of the announcement.
[3] Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
[4] Based on First Call Estimate for NTM period following the announcement of the transaction.
[5] Offer Value refers to implied equity value of the target company, based on the announced transaction equity price.
**Excluded from high, low, mean and median data.*
NA refers to not available.
Sources: Public SEC filings, Bloomberg, and First Call Estimates for NTM data.

CONFIDENTIAL

Discounted Cash Flow Analysis[1]

	Projected CYE				
	2009E (2)	2010E	2011E	2012E	2012E
Revenue	$224.1	$468.8	$513.2	$544.4	$577.7
Revenue Growth %	*-13.7%*	*12.4%*	*9.5%*	*6.1%*	*6.1%*
Cost of Goods Sold	193.3	405.7	443.7	470.1	498.3
Selling Expense	6.3	12.7	12.8	13.6	14.4
General & Administrative	21.2	43.5	47.6	50.5	53.6
Other Expense	0.0	0.0	0.0	0.0	0.0
Depreciation and Amortization	1.8	3.6	4.0	4.2	4.5
Adjusted EBITDA	**$5.0**	**$10.6**	**$13.1**	**$14.4**	**$15.8**
EBITDA Margin %	*2.2%*	*2.3%*	*2.5%*	*2.6%*	*2.7%*
Depreciation and Amortization	(1.8)	(3.6)	(4.0)	(4.2)	(4.5)
Adjusted EBIT	**$3.3**	**$6.9**	**$9.1**	**$10.2**	**$11.4**
Taxes[3]	0.0	0.0	0.0	0.0	(4.4)
Unlevered Earnings	**$3.3**	**$6.9**	**$9.1**	**$10.2**	**$6.9**
Depreciation and Amortization	1.8	3.6	4.0	4.2	4.5
Capital Expenditures	(1.8)	(3.6)	(4.0)	(4.2)	(4.5)
Change in Working Capital	(1.0)	(9.5)	(4.2)	(3.0)	(3.2)
Unlevered Free Cash Flows	**$2.3**	**($2.6)**	**$4.9**	**$7.2**	**$3.7**

Terminal Value Assumptions	
Revenue	$577.7
	0.0%
Cost of Goods Sold	498.3
Selling Expense	14.4
General & Administrative	53.6
Other Expense	0.0
Depreciation and Amortization	4.5
	$15.8
	2.7%
	(4.5)
	$11.4
Taxes[3]	(4.4)
	$6.9
Depreciation and Amortization	4.5
Capital Expenditures	(4.5)
Change in Working Capital	(3.2)
	$3.7

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	1.0%	2.0%	3.0%
17.0%	55.4%	57.2%	59.2%
18.0%	53.6%	55.4%	57.2%
19.0%	51.9%	53.6%	55.3%
20.0%	50.2%	51.8%	53.5%
21.0%	48.7%	50.2%	51.8%

Discount Rate	Present Value of Cash Flows 2009 - 2013	+	PV of Terminal Value Based on Perpetual Growth Rate for 2013 Unlevered Free Cash Flow			=	Implied Enterprise Value[4]			-	Net Debt[5]	=	Implied Total Equity Value			=	Implied Equity Value Per Share[6]		
			1.0%	2.0%	3.0%		1.0%	2.0%	3.0%				1.0%	2.0%	3.0%		1.0%	2.0%	3.0%
17.0%	$9.4		$11.7	$12.6	$13.6		$21.0	$21.9	$23.0		($23.2)		$44.3	$45.2	$46.2		$4.47	$4.56	$4.66
18.0%	$9.1		$10.6	$11.3	$12.2		$19.7	$20.5	$21.3		($23.2)		$42.9	$43.7	$44.6		$4.33	$4.41	$4.50
19.0%	$8.9	+	$9.6	$10.3	$11.0	=	$18.5	$19.2	$19.9	-	($23.2)	=	$41.8	$42.4	$43.2	=	$4.21	$4.28	$4.36
20.0%	$8.7		$8.8	$9.3	$10.0		$17.4	$18.0	$18.7		($23.2)		$40.7	$41.3	$41.9		$4.10	$4.16	$4.23
21.0%	$8.5		$8.0	$8.5	$9.1		$16.5	$17.0	$17.5		($23.2)		$39.7	$40.2	$40.8		$4.01	$4.06	$4.12

Footnotes:

(1) Assumes Transaction is consummated on 6/30/2009; Mid-year convention applied. Refer to WACC calculation in the Appendix for derivation of discount rate.

(2) Represents a 6-month stub period.

(3) Tax at 40%, as per management.

(4) Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.

(5) Net debt amount based on management as of 5/5/2009, adjusted for tax liability and change in control payment; data per management.

(6) Based on 9.32 million outstanding shares; 0.46 million restricted shares; 0.1 million options (calculated per treasury method); per management as of June 12, 2009.

Projections per management

CYE denotes Calendar Year End

Selected SKYLINE Historical and Projected Financial Data [1]

		CY08A					CY09E				
	CY07A	Q1A	Q2A	Q3A	Q4A	CY08A	Q1A	Q2E	Q3E	Q4E	CY09E
Revenue	$586.9	$143.6	$155.0	$145.2	$120.5	$564.3	$89.5	$103.7	$110.9	$113.1	$417.2
COGS	$528.3	$128.4	$135.7	$126.9	$104.3	$495.3	$76.5	$89.6	$95.2	$98.1	$359.4
Gross Margin	$58.6	$15.2	$19.3	$18.3	$16.2	$69.0	$13.0	$14.1	$15.7	$15.0	$57.8
Sales Expense	$18.7	$3.7	$4.2	$3.3	$3.3	$14.5	$2.8	$3.0	$3.2	$3.1	$12.1
G&A Expense & Other	$47.8	$15.6	$13.5	$13.0	$15.3	$57.4	$10.6	$10.8	$10.6	$10.6	$42.6
Adj. Operating Profit	(7.8)	(4.1)	1.6	2.0	(2.3)	(2.9)	(0.5)	0.4	1.9	1.3	3.1
Other Income	($0.2)	($0.3)	($0.2)	($0.2)	($0.3)	($1.0)	-	-	-	-	-
Income Tax	$1.4	-	-	-	$2.1	$2.1	-	-	-	-	-
Adj. Net Income	**($9.4)**	**($4.4)**	**$1.4**	**$1.8**	**($4.8)**	**($6.0)**	**($0.5)**	**$0.4**	**$1.9**	**$1.3**	**$3.1**
Extraordinary Items [2]	$102.8	-	-	-	$6.4	$6.4	-	-	-	-	-
Adj. EBITDA	**($3.2)**	**($2.9)**	**$2.8**	**$2.9**	**($0.8)**	**$1.9**	**$0.2**	**$1.1**	**$2.8**	**$2.3**	**$6.3**
Adj. EPS	($0.77)	($0.36)	$0.11	$0.15	($0.51)	($0.52)	($0.06)	$0.04	$0.21	$0.14	$0.33
Revenue Growth %	*(1.0%)*	*(75.5%)*	*7.9%*	*(6.3%)*	*(17.0%)*	*(3.9%)*	*(25.7%)*	*(81.6%)*	*24.0%*	*9.1%*	*(26.1%)*
Gross Margin %	*10.0%*	*10.6%*	*12.5%*	*12.6%*	*13.4%*	*12.2%*	*14.5%*	*13.6%*	*14.2%*	*13.3%*	*13.9%*
OPEX %	*11.3%*	*13.5%*	*11.4%*	*11.2%*	*15.4%*	*12.7%*	*15.1%*	*13.3%*	*12.4%*	*12.1%*	*13.1%*
Operating Margin %	*(1.3%)*	*(2.9%)*	*1.0%*	*1.4%*	*(1.9%)*	*(0.5%)*	*(0.6%)*	*0.4%*	*1.7%*	*1.2%*	*0.7%*
EBITDA %	*(0.5%)*	*(2.0%)*	*1.8%*	*2.0%*	*(0.7%)*	*0.3%*	*0.2%*	*1.1%*	*2.5%*	*2.0%*	*1.5%*
Net Margin %	*15.9%*	*(3.1%)*	*0.9%*	*1.3%*	*(4.0%)*	*(1.1%)*	*(0.6%)*	*0.4%*	*1.7%*	*1.2%*	*0.7%*

[1] Based on 10-K for the period ending January 5, 2009, 10-Q filings for the periods ending 10/5/2008, 7/5/2008, 4/5/2008, preliminary management data for the period ended 4/5/2009. Management estimates for 2009 financial data. EPS excludes impairment charges.
[2] Total Adjustments: in CY2007, the Company impaired $102.5 million in equity that resulted from the 2004 acquisition of Arc Computer Resources; in Q4 of CY2008, the Company took a $6.4 million charge in connection with the sale of an airplane.
Adj. denotes Adjusted to exclude equity impairment and other non-recurring charges.



Other Information

Ownership Summary

Ownership Detail

Pomeroy IT Solutions

		Number of Fully Diluted Shares Held	% of Fully Diluted Ownership
Top 10 Institutional Holders [1]			
1	FMR Corporation	1.227	12.4%
2	Dimensional Fund Advisors	1.034	10.5%
3	SC Fundamental	1.030	10.4%
4	Wells Capital Management	0.957	9.7%
5	J.H. Whitney Inv. Mgmt	0.322	3.3%
6	Renaissance Technologies	0.245	2.5%
7	Barclays Global Investors	0.245	2.5%
8	Vanguard	0.132	1.3%
9	Voyageur Asset Mgmt.	0.071	0.7%
10	Kennedy Capital	0.065	0.7%
	Subtotal	5.328	54.0%
Other Institutional Holders		1.504	15.2%
	Total Institutional Holders	6.832	69.2%
Management & Directors [2]			
David B. Pomeroy, II		2.022	20.5%
Other Mgmt. & Board		0.759	7.7%
	Material Management & Directors	2.781	28.2%
Public/Retail		0.254	2.6%
Diluted Shares Outstanding [3]		9.867	100.0%

(1) Sources: Public filings, Bloomberg and Thomson Financial Corp.
(2) Sources: Proxy statement dated April 30, 2009 and Mgmt. data.
(3) Source: Per Management as of June 12, 2009.

Ownership Breakout



David B. Pomeroy, II 20.5%
Renaissance Technologies 2.5%
Wells Capital Management 9.7%
FMR Corporation 12.5%
Other Mgmt. & Board 7.7%
Public/Retail & Other Inst. 22.8%
J.H. Whitney Inv. Mgmt 3.3%
Held Mgmt. Meetings
SC Fundamental 10.5%
Dimensional Fund Advisors 10.5%

Top five holders with over 64% ownership
Top six holders with over 67% ownership

Management Projections

Revenue	5 Year CAGR: 2005-2009	DCF Assumption 5 Year CAGR Management Case
Product	(13.6%)	8.7%
Infrastructure Services	(3.6%)	8.4%
Staffing	(17.7%)	7.0%
Total Company	**(12.6%)**	8.5%

Management Case

	Price Per Share		
	Perpetual Growth Rate		
Discount Rate	1.00%	2.00%	3.00%
17%	$4.47	$4.56	$4.66
18%	$4.33	$4.41	$4.50
19%	$4.21	$4.28	$4.36
20%	$4.10	$4.16	$4.23
21%	$4.01	$4.06	$4.12

[1] *Financial projections per management.*

Revenue Trends [1]


Total Revenue Growth (2005 – 2009E)
CAGR: (12.6%)
-2%
-6%
-10%
-14%
-18%
-22%
-26%
-30%
2005
-3.2%
2006
-13.3%
2007
-1.0%
2008
-3.0%
2009E
-26.1%
Revenue Growth %


Product Revenue Growth (2005 – 2009E)
CAGR: (13.6%)
20%
10%
0%
-10%
-20%
2005
-12.3%
2006
-18.1%
2007
8.9%
2008
-12.1%
2009E
-20.6%
Product Rev Growth %

[1] *Financial projections per management, historical data per public SEC filings*

Revenue Trends [1]



Staffing Revenue Growth (2005 – 2009E)
CAGR: (17.7%)
100%
50%
0%
-50%
-100%
42.2%
2006
2007
-12.7%
20.1%
2008
2009E
-74.1%
Staffing Revenue Growth %



Inf. Svcs. Revenue Growth (2005 – 2009E)
CAGR: (3.6%)
20%
10%
0%
-10%
-20%
2006
-4.5%
2007
-14.7%
2.7%
2008
0.3%
2009E
Infrastructure Services Rev Growth %

[1] *Financial projections per management, historical data per public SEC filings*

Management Projections – 2009 [1]

	CY 2009 Original Budget	CY 2009 Reforecast	CY 2009 Variance
Revenue			
Product	$320.2	$270.0	($50.2)
Staffing	$26.8	$27.1	$0.3
Inf. Services	$126.3	$120.0	($6.2)
Total Revenue	**$473.3**	**$417.2**	**($56.1)**
yoy growth	*(16.1%)*	*(26.1%)*	*(9.9%)*
Total Gross Margin	**$63.4**	**$57.8**	**($5.6)**
EBIT	**$4.4**	**$3.1**	**($1.3)**
EPS	**$0.38**	**$0.33**	**($0.05)**


Total Revenue
$500
$480
$460
$440
$420
$400
$473.3
$417.2
Budget
Reforecast


Total Product Revenue
$350
$330
$310
$290
$270
$250
$320.2
$270.0
Budget
Reforecast


EBIT
$5
$4
$3
$2
$4.4
$3.1
Budget
Reforecast

[1] *Projections per financial packages distributed to the Board of Directors from SKYLINE Management.*

Management Projections – 2007-2008 [1]

	CY 2008 Original Budget	CY 2008 Actual	CY 2008 Variance
Revenue			
Product	$404.5	$340.0	($64.5)
Staffing	$116.7	$104.7	($12.0)
Inf. Services	$132.6	$119.6	($13.0)
Total Revenue	**$653.8**	**$564.3**	**($89.5)**
yoy growth	*11.4%*	*(3.9%)*	*(15.3%)*
Total Gross Margin	**$85.6**	**$69.0**	**($16.6)**
EBIT	**$14.9**	**($2.9)**	**($17.8)**
EPS	**$0.70**	**($0.52)**	**($1.22)**

	CY 2007 Original Budget	CY 2007 Actual	CY 2007 Variance
Revenue			
Product	$386.2	$386.5	$0.3
Staffing	$111.7	$87.2	($24.5)
Inf. Services	$150.6	$113.2	($37.4)
Total Revenue	**$648.5**	**$586.9**	**($61.6)**
yoy growth	*14.9%*	*4.0%*	*(10.9%)*
Total Gross Margin	**$99.7**	**$58.6**	**($41.1)**
EBIT	**$13.5**	**($7.8)**	**($21.4)**
EPS	**$0.65**	**($0.77)**	**($1.42)**

Total Revenue - 2008


$700
$600
$500
$400
$653.8
$564.3
Budget
Actual

Total Product Revenue - 2008


$450
$400
$350
$300
$404.5
$340.0
Budget
Actual

EBIT - 2008


$15
$10
$5
$0
($5)
$14.9
($2.9)
Budget
Actual

[1] Projections per financial packages distributed to the Board of Directors from SKYLINE Management.

Comparative Analysis – Limited Liquidity [1]

Pomeroy 1 week average volume of 5.5 thousand shares

Average Daily Trading Volume

	3 month	1 month	1 week
Skyline	30,519	50,451	5,475
Agilysys	125,490	134,390	139,990
Tech Data	840,720	1,036,710	817,290
ARW	1,279,640	1,331,480	1,344,640
AVNET	1,633,350	1,559,800	1,570,820



1,800,000
1,500,000
1,200,000
900,000
600,000
300,000
0
5,475
50,451
30,519
139,990
134,390
125,490
817,290
1,036,710
840,720
1,344,640
1,331,480
1,279,640
1,570,820
1,559,800
1,633,350
1 week
1 month
3 month
Skyline
AGYS
TECD
ARW
AVT

[1] Source: Bloomberg

Comparative Analysis [1,2]


IT Services Comparative Analysis
Average Rev. of Competitors: $22,608 mm.
SKYLINE revenue is 3% of average competitor
$30,000
$24,000
$18,000
$12,000
$6,000
$0
$118,697.0
$103,630.0
$28,029.8
$19,995.8
$17,112.6
$14,709.9
$13,899.9
$6,372.5
$4,831.9
$4,352.2
$2,779.0
$1,540.0
$1,195.4
$1,191.6
$781.0
$564.3
HPQ
IBM
IM
TECD
CSC
AVT
AEW
ACS
NSIT
JSE:DTC
PER
PCCC
MALL
CER
AGYS
SKYLINE

(1) Comparable company estimates per Wall Street and public SEC filings
(2) Average excludes SKYLINE

CONFIDENTIAL

Comparative Analysis – Select Companies


CY2008 EBITDA Multiples of
Selected IT Solutions/Products Providers (1)(2)(3)
18.7x
4.7x
3.9x
3.0x
2.2x
NM
Average:
3.5x
18.0x
15.0x
12.0x
9.0x
6.0x
3.0x
0.0x
SKYLINE
NSIT
MALL
JSE:DTC
PCCC
AGYS
CY2008 PE Multiples of
Selected IT Solutions/Products Providers (1)(2)(3)
13.6x
10.6x
4.8x
NEG
NEG
NM
Average:
9.7x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
PCCC
MALL
JSE:DTC
NSIT
SKYLINE
AGYS
SKYLINE
IT Solutions/ Products

(1) *Comparable company financial data based on public SEC filings.*
(2) *Average excludes SKYLINE Proposed Offer Price of $6.00/ share.*
(3) *Based on SKYLINE net debt of ($23.2) million and 9.32 million outstanding shares; 0.46 million restricted shares; 0.1 million options (calculated per treasury method) per management as of June 12, 2009.*
- *NM denotes Not Meaningful.*
- *NEG denotes Negative.*

Comparative Analysis – Select Companies


CY2007-CY2008 Revenue Growth of Selected Companies (1)(2)
10%
5%
0%
-5%
-10%
10.6%
9.3%
8.6%
0.7%
(1.8%)
(3.9%)
Average: 5.5%
AGYS
MALL
JSE:DTC
NSIT
PCCC
SKYLINE
CY2008-CY2009E Revenue Growth of Selected Companies (1)(2)
10%
0%
-10%
-20%
-30%
(10.2%)
(10.9%)
(11.0%)
(16.7%)
(19.0%)
(26.1%)
Average: (13.6%)
NSIT
AGYS
JSE:DTC
MALL
PCCC
SKYLINE
SKYLINE
IT Solutions/ Products

(1) *Comparable company financial data based on public SEC filings and First Call Estimates.*
(2) *SKYLINE data based on public filings and Management Estimates for CY2009.*

Implied Premiums Paid [1,2,3]

1 Trading Day Premium


80%
60%
40%
20%
0%
1 Day Premium
4%
11%
16%
16%
18%
19%
43%
76%
HP - EDS
Ricoh - IKON
Cerberus/ Management - Affiliated Computer Services
Madison Dearborn Partners - CDW
Average
Caritor - Keane
Zebra Acquisition - Zones
2/19/09 (Pre 13D)

Selected Transaction Average: **18%**

3 Month Premium


80%
60%
40%
20%
0%
3 Month Premium
15%
18%
18%
26%
30%
34%
41%
83%
Zebra Acquisition - Zones
Cerberus/ Management - Affiliated Computer Services
Caritor - Keane
Average
Madison Dearborn Partners - CDW
Ricoh - IKON
HP - EDS
2/19/09 (Pre 13D)

Selected Transaction Average: **26%**

[1] Transactions involving U.S. public targets in the IT Services industry over the past 3 years with transaction values between $114 and $6,105.
[2] Based on closing stock price data.
[3] Indicates number of trading day(s) prior to announcement of transaction.
Sources: Bloomberg.


CCRO
CCSC

Appendix

Weighted Average Cost of Capital Calculation

	Debt[1]	Preferred Stock[2]	Equity Market Value[3]	Total Capitalization[4]	Debt to Equity Market Value	Debt to Total Capitalization	Preferred Stock to Total Capitalization	Equity Market Value to Total Capitalization
Agilysys Inc.	$145.9	$0.0	$117.2	$263.1	124.4%	55.4%	0.0%	44.6%
Datatec Ltd.	$321.2	$0.0	$369.6	$690.8	86.9%	46.5%	0.0%	53.5%
PC Connection, Inc.	$4.1	$0.0	$140.7	$144.9	2.9%	2.9%	0.0%	97.1%
PC Mall Inc.	$21.5	$0.0	$99.6	$121.1	21.6%	17.8%	0.0%	82.2%
Insight Enterprises Inc.	$331.0	$0.0	$437.2	$768.3	75.7%	43.1%	0.0%	56.9%
Median	$145.9	$0.0	$140.7	$263.1	75.7%	43.1%	0.0%	56.9%
Mean	$164.7	$0.0	$232.9	$397.6	62.3%	33.1%	0.0%	66.9%
SKYLINE	0.0	0.0	59.5	59.5	0.0%	0.0%	0.0%	100.0%

	Levered Beta[5]	Unlevered Beta[6]	Equity Risk Premium[7]	Size Premium[8]	Cost of Equity[9]	Cost of Debt[10]	Cost of Preferred Stock[11]	WACC[12]
Agilysys Inc.	1.70	0.97	6.00%	5.81%	20.6%	12.0%	0.0%	13.1%
Datatec Ltd.	1.65	1.09	6.00%	2.71%	17.2%	7.7%	0.0%	11.3%
PC Connection, Inc.	1.49	1.46	6.00%	5.81%	19.3%	6.2%	0.0%	18.8%
PC Mall Inc.	1.16	1.03	6.00%	5.81%	17.3%	10.1%	0.0%	15.3%
Insight Enterprises Inc.	1.88	1.29	6.00%	2.71%	18.5%	8.7%	0.0%	12.8%
Median	1.65	1.09			18.5%	8.7%	0.0%	13.1%
Mean	1.58	1.17			18.6%	8.9%	0.0%	14.3%
SKYLINE	1.74	1.74	6.00%	5.81%	20.8%	0.0%	0.0%	20.8%

Footnotes:

(1) Debt amount based on most recent public filing as of 6/19/2009.
(2) Preferred stock amount as stated in most recent public filing as of 6/19/2009.
(3) Equity market value based on closing price on 6/19/2009 and on reported fully-diluted shares as of 6/19/2009.
(4) Total capitalization equal to equity market value + debt outstanding + preferred stock.
(5) Based on adjusted beta as per Bloomberg as of 6/19/2009.
(6) Unlevered Beta = Levered Beta / (1 + ((1 – Tax Rate) * (Debt / Equity Market Value)) + (Preferred Stock / Equity Market Value)).
(7) Houlihan Lokey estimate, based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
(8) Morningstar, 2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook, pages 90-96.
(9) Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk Free Rate of Return as of 6/19/2009, based on 20-year U.S. Treasury Bond Yield.
(10) Based on selected company weighted average interest rate per most recent public filings.
(11) Based on selected company weighted average preferred dividend per most recent public filings.
(12) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred * Preferred Stock to Total Capitalic
See next page for tax rate assumption.

Source: Bloomberg

Weighted Average Cost of Capital Calculation (cont.)

Market Assumptions	
Risk Free Rate of Return[1]	4.5%
Equity Risk Premium[2]	6.00%
Size Premium[3]	5.81%
Tax Rate[4]	40.00%

Capital Structure Assumptions	
Debt to Equity Market Value[5]	0.0%
Debt to Total Capitalization[5]	0.0%
Preferred Stock to Total Capitalization[5]	0.0%
Equity Market Value to Total Capitalization[5]	100.0%
Cost of Debt[5]	0.0%
Cost of Preferred Stock[5]	0.0%

Cost of Equity for Computed WACC	
Selected Unlevered Beta[6]	1.17
Computed Levered Beta[7]	1.17
Cost of Equity[8]	17.4%

Cost of Equity based on SKYLINE Observed Beta	
Observed Levered Beta[9]	1.74
Unlevered Beta[10]	1.74
Levered Beta[11]	1.74
Cost of Equity[12]	20.8%

Computed Weighted Average Cost of Equity Capital[13]		17.4%	
Weighted Average Cost of Equity Capital based on SKYLINE Observed Beta[14]		20.8%	
Selected Weighted Average Cost of Equity Capital Range	17.0%	--	21.0%

Footnotes:
(1) Risk Free Rate of Return as of 6/19/2009, based on 20-year U.S. Treasury Bond Yield.
(2) Houlihan Lokey estimate, based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
(3) Morningstar, *2009 Ibbotson Stocks, Bonds, Bills, and Inflation Valuation Yearbook*, pages 90-96.
(4) As per SKYLINE management.
(5) Based on SKYLINE capital structure as of 6/19/2009.
(6) Based on review of selected companies' unlevered betas listed on previous page.
(7) Computed Levered Beta = Selected Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions.
(8) Cost of Equity = Risk Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
(9) Observed Levered beta based on SKYLINE's adjusted levered beta, as per Bloomberg as of 6/19/2009.
(10) Unlevered Beta = Observed Levered Beta / (1 + ((Debt / Equity Market Value) * (1 – Tax Rate)) + (Preferred Stock / Equity Market Value)). Unlevered beta based on SKYLINE's Debt outstanding as of 6/19/2009; Preferred Stock outstanding as of 6/19/2009; and Equity Market Value as of 6/19/2009, based on fully-diluted shares as of 6/19/2009.
(11) Levered Beta = Unlevered Beta * (1 + ((Debt / Equity Market Value) * (1 - Tax Rate)) + (Preferred Stock / Equity Market Value)). Based on Market and Capital Structure Assumptions.
(12) Cost of Equity = Risk Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.
(13) Weighted Average Cost of Capital (WACC) = (Cost of Debt * (1 – Tax Rate) * Debt to Total Capitalization) + (Cost of Equity * Equity Market Value to Total Capitalization) + (Cost of Preferred Stock * Preferred Stock to Total Capitalization). Based on "Cost of Equity for Computed WACC" and Market and Capital Structure Assumptions.
(14) Based on "Cost of Equity based on SKYLINE Observed Beta" and Market and Capital Structure Assumptions.
Source: Bloomberg